                                                                    EXHIBIT 10.8





                              ASSOCIATION AGREEMENT

This Association Agreement (hereinafter also the "Agreement") is entered into this August 22, 2000.


                                      AMONG

TELEFONICA INTERCONTINENTAL S.A. (Sociedad Unipersonal), hereinafter referred to as "Telefonica", a corporation organised under the laws of Spain, having its principal office at Gran Via, 28, Madrid 28013, Spain, and SONERA CORPORATION LTD., hereinafter referred to as "Sonera", a corporation organised under the laws of Finland, having its principal office at Teollisuuskatu 15, Helsinki, both companies represented by its duly empowered representatives;

                                       AND

ACEA TELEFONICA S.P.A., hereinafter referred to as "Acea-Tel", a corporation organised under the laws of Italy, having its principal office at Rome, Largo Virgilio Testa, 23, Italy, represented by its duly empowered representative and MIXERSEI S.P.A. hereinafter referred to as "Mixersei", a corporation organised under the laws of Italy, having its principal office at Turin, Corso Ferrucci 112/a, Italy, represented by its duly empowered representative;

                                       AND

BANCA DI ROMA S.P.A., hereinafter referred to as "Banca di Roma", a corporation organised under the laws of Italy, having its principal office at Rome, Via M. Minghetti, 17, represented by its duly empowered representative;

                                       AND

E.PLANET S.P.A., hereinafter referred to as "e.Planet", a corporation organised under the laws of Italy, having its principal office at Milan, Via Rombon, 11, represented by its duly empowered representative;

                                       AND

GOLDENEGG VENTURES S.A., hereinafter referred to as "Goldenegg", a corporation organised under the laws of Luxemburg, having its principal office at Luxemburg, 4 Boulevard Royal, l-2449, represented by its duly empowered representative;

                                       AND


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

XERA, hereinafter referred to as "Xera", a corporation organised under the laws of Italy, having its principal office at Bolzano, Via Pacher, 16, represented by its duly empowered representative;

           hereinafter, each of them referred to as a "Party" and jointly referred to as the "Parties"



--------------------------------------------------------------------------------

                                SCHEDULE

--------------------------------------------------------------------------------
 SECTION                         OBJECT                         PAGE
--------------------------------------------------------------------------------
    -        o  Whereas
--------------------------------------------------------------------------------
    1        o  Term and Scope of the Agreement
--------------------------------------------------------------------------------
    2        o  Shareholders' Agreement
--------------------------------------------------------------------------------
    3        o  Designation of the Company
--------------------------------------------------------------------------------
    4        o  By-Laws of the Company
--------------------------------------------------------------------------------
    5        o  Structure of the corporate capital of the
                Company
--------------------------------------------------------------------------------
    6        o  Initial Capital contribution of the Operating
                Company
--------------------------------------------------------------------------------
    7        o  Structure of the relationship and conduct of
                the bid
--------------------------------------------------------------------------------
    8        o  Funding of the bid
--------------------------------------------------------------------------------
    9        o  Corporate Governance of the Company
--------------------------------------------------------------------------------
   10        o  Senior Management
--------------------------------------------------------------------------------
   11        o  Transfer of Shares
--------------------------------------------------------------------------------
   12        o  Change of Control
--------------------------------------------------------------------------------
   13        o  Business of the Operating Company
--------------------------------------------------------------------------------
   14        o  Non-compete provision
--------------------------------------------------------------------------------
   15        o  Listing of the Company
--------------------------------------------------------------------------------
   16        o  Confidentiality
--------------------------------------------------------------------------------
   17        o  Miscellaneous
--------------------------------------------------------------------------------
   18        o  Notice
--------------------------------------------------------------------------------
   19        o  Term and Termination
--------------------------------------------------------------------------------
   20        o  Governing Law and Dispute
--------------------------------------------------------------------------------
   21        o  Counterparts
--------------------------------------------------------------------------------


                                     WHEREAS

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I.       Telefonica is a wholly owned subsidiary of Telefonica S.A., which is the major telecommunications operator in Spain and Latin-America, active, directly or indirectly, in the provision, inter alia, of fixed and mobile telecommunication and multimedia services, including TV, CATV, Internet access. Telefonica S.A. already holds a third generation mobile telecommunications licence in Spain;

II. Sonera is the major telecommunications operator in Finland, active, directly or indirectly, in the provision of fixed and mobile telecommunications services, including Internet access. Sonera already holds a third generation mobile telecommunications licence in Finland;

III. Acea-Tel is a joint-venture company participated by Acea S.p.A. and Telefonica Data S.A., which is currently launching its operations in the telecommunication field in Italy;

IV. Mixersei is a company wholly controlled by Fiat S.p.A. which will be a successor of Telexis s.p.a. business. Telexis s.p.a. is a telecommunication operator and provides telecommunication services to the companies of the Fiat and Ifil groups, as well as to third parties;

V. Acea-Tel's and Mixersei's shareholders have agreed that, subject to the applicable regulatory approvals, Acea-Tel and Mixersei will be integrated into a joint venture company ("Atlanet"), which will carry out telecommunication services in Italy. Atlanet will have the following shareholders: Acea S.p.A. with a 33% stake, Fiat S.p.A.
         with a 28% stake, Ifil S.p.A. with a 5% stake, Telefonica Data S.A. with a 34% stake;

VI. Banca di Roma is one of Italy's major bank and the holding company of the "GRUPPO BANCA DI ROMA", operating in Italy and abroad;

VII. e.Planet is a telecommunications operator that offers multimedia services (voice, data, internet, video), high value-added services and applications (ASP) over broad band local access network to small and medium enterprises and residentials;

VIII. Goldenegg is a financial company, active in the telecommunication field;

IX. Xera is a company formed by Sequenza s.p.a. -- a company active in Telecommunications, Internet and IT Consultancy -- and wholly controlled by it for the prupose of investing in the field of mobile telecommunications services;

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X.       Banca di Roma, e.Planet, and Ifil S.p.a. together with Securfin S.p.a.,
         E-Biscom s.p.a., Aem s.p.a. and Pirelli S.a.p.a., have incorporated
         (on December 22, 1999), a consortium named Dix.it, with the purpose of taking part to the tender procedure for the provision of third generation mobile telecommunications services;

XI. E-Biscom s.p.a., Aem s.p.a. and Pirelli S.a.p.a. have expressly declared their intention not to compete any more in the tender procedure relating to the UMTS (Universal Mobile Telecommunications Systems);

XII. All the members of Dix.it have further agreed to liquidate their consortium after execution of this Association Agreement; to this purpose the members of Dix.it declare that Dix.it (and/or its members except as provided herein) will not take part, other than through this Association Agreement, to the UMTS (Universal Mobile Telecommunications Systems) public tender procedure announced by the Italian government;

XIII. The Italian government has announced to shortly grant various UMTS (Universal Mobile Telecommunications Systems) licences by means of a two-stage public tender procedure (the "Tender"), whose relevant terms and conditions have been issued on July 31, 2000 (the "Tender Regulations"); for this purpose Tender Regulations will also include any other relevant rule or regulations to be issued by the relevant Italian Authority in relation to the Tender;

XIV. The Parties have declared to be fully informed of the contents of the Tender Regulations as published in the in Italian Official Gazette no. 177 dated July 31, 2000;

XV. The Parties have agreed to set up a partnership, with the aim of jointly submitting an offer (the "Bid") and obtaining one of the UMTS mobile telephone licenses in Italy ("the License") and of developing the business consisting of the operation of the License and all connected activities (the "Project") through a jointly-owned company (the "Operating Company" or the "Company");

XVI. Banca di Roma and Acea have already incorporate on August 2, 2000 a company (named Ipse 2000 s.p.a.) with the purpose to designate such company as the Operating Company;

XVII. On the basis of the foregoing, the Parties have jointly decided to negotiate in good faith in order to reach the aforesaid targets and to formalize in this Agreement the guidelines and the key terms and conditions of their relationship which will be defined in one or more specific agreements to be executed during such relationship in accordance with the timing and procedures set forth in this Association Agreement;

XVIII. In particular, the Parties wish in this Association Agreement to initially set out (a) the designation of the Operating Company and the relevant capital structure; (b) the means by which the Parties will jointly bid for the Licence; and (c) should the Tender be successful, how they will carry out the Project.



                               That being stated,
                        the Parties agree as follows:



                 SECTION 1 - TERM AND SCOPE OF THE AGREEMENT

1.1 This Agreement will become effective upon its execution and will expire as provided by section 19 below, unless otherwise provided by the Shareholders' Agreement.

1.2 The scope of this Agreement is to regulate the mutual relationship between the Parties related to: (i) the investments of the Parties in the Operating Company's capital; (ii) the conduct of the Bid; and
         (iii) the operating of the License (should the Bid be successful) through the Operating Company.



                       SECTION 2 - SHAREHOLDERS' AGREEMENT

2.1 The Parties shall negotiate in good faith a full-form agreement ("the Shareholders' Agreement") reflecting, in more detail, all terms and conditions governing their relationship.

         The Shareholders' Agreement shall remain as the definitive agreement of the Operating Company and will supersede all previous agreements between the Parties with respect to the Project.

         The Shareholders' Agreement will be drafted in accordance with this Agreement and therefore it will repeat and/or develop the guidelines and the key terms and conditions set forth in this Agreement.

         To this end, each of the Parties commits itself to negotiate in good faith and pursuant to the principles already agreed hereby in order to execute the Shareholders' Agreement within the term of section 2.2.

2.2 The Parties shall make their best efforts in order to enter into the Shareholders' Agreement as soon as reasonably practicable following signature of this Association Agreement and, in any event, at least one week before the start of the Auction as provided for by the Tender Regulations.

     For the purpose of this Agreement "Auction" means the phase of the "MIGLIORAMENTI COMPETITIVI" provided by the Tender Regulations.

2.3 However, the Parties agree that this Agreement shall continue to be legally binding notwithstanding any failure to agree upon the terms of the Shareholders' Agreements.

            SECTION 3 - DESIGNATION OF THE OPERATING COMPANY

3.1 The Parties have designated the existing company Ipse 2000 s.p.a. (incorporated under Italian Law, with registered offices in Roma, Piazza dei Caprettari, 70, registered in the Business Register of Roma under no. 177658/2000) as the Operating Company for the purpose of jointly conducting the Bid.

3.2 In light of the above, the Parties acknowledge and agree - as irrevocable obligation for each of them - to take part to the Tender exclusively through the mentioned Operating Company.

     Therefore, should the Bid be successful, the Operating Company shall be the sole vehicle to hold the License and operate all the connected activities as described in sections 13 and 14 below.

3.3 On the August 22, 2000, Banca di Roma and Acea shall sell and transfer to the other Founding Parties (which shall purchase) the necessary shares to reach the initial capital structure set forth in section 5 below.

     The price payable by each Party to Banca di Roma or Acea for each share shall be the nominal value of such share, which amounts to one Euro.

     It is understood and agreed among the Parties that such transfer shall be completed prior to any Operating Company's capital increases provided for by this Agreement.


                       SECTION 4 - BY-LAWS OF THE COMPANY

4.1 The Parties shall agree upon the amendments to the By-Laws of the Operating Company consistently with this Agreement (hereinafter referred to as the "Amended By-Laws").

     The Parties shall use their best efforts so that the Extraordinary Shareholders' Meeting of the Operating Company will adopt the Amended By-Laws as soon as practicable. In any case, the resolution of the Shareholders Meeting shall be taken on or before September 10, 2000.

4.2 Should any section of the Amended By-Laws not be approved by the Court of Rome, the Parties shall in good faith agree to those amendments which will be required in order to obtain such approval.

4.3 Without prejudice of the following section 6.1, the Parties further agree that the governing body of the Operating Company will adopt an increase of capital of the Operating Company to Euro 450.000.000 in accordance with the section 5.2 of the current By-Laws of the Company. Such increase of capital shall be adopted on or before September 10, 2000 (or on or before August 24, 2000 according to the agreement of the Founding Parties) and each Party shall be committed to subscribe its respective Percentage Interest and to contribute within the date required by the Tender Regulations.

4.4 It is understood between the Parties that the Operating Company's registered office shall be established in Rome, while having operating offices in both Rome and Milan and other Italian cities as resolved by the competent management bodies of the Operating Company.

          SECTION 5 - STRUCTURE OF THE CORPORATE CAPITAL OF THE COMPANY

5.1 The Parties agree and acknowledge that, after execution of the share purchase provided under section 3.3 above, the initial capital structure of the Operating Company, as well as the Percentage Interest of the Parties original signatories of this Agreement (the "Founding Parties"), shall be as follows:

     Telefonica/Sonera                  49%
     Acea-Tel - Mixersei                19%
     Banca di Roma                      19%
     Goldenegg                           7%
     Xera                              5,5%
     e.Planet                          0,5%

     The Percentage Interest of Telefonica - Sonera will be split as follows: Telefonica 30% and Sonera 19%

     The Percentage Interest of Acea-Tel - Mixersei will be split as follows: Acea-Tel 10,0377% and Mixersei 8,9623%

5.2 The Parties further acknowledge and agree that additional partners (Additional Partners) may participate to the Operating Company. Such Additional Partners are, in particular, the following:

     (a) Ferrovie dello Stato s.p.a. (hereinafter Ferrovie dello Stato), with a maximum quota of 7%;

     (b)  Falck s.p.a. (hereinafter Falck), with a maximum quota of 2,5%;

     (c)  Edisontel s.p.a. (hereinafter Edisontel), with a maximum quota of 4%;

     (d) Banca Popolare di Milano s.p.a. (hereinafter Banca Popolare di Milano), with a maximum quota of 1%;

     (e) the other companies and municipal entities listed in Exhibit A, jointly through a special purpose vehicle (hereinafter the "Other Vehicle"), with a maximum quota of 10%.

     It is understood that the participation of the above mentioned Additional Partners shall be acquired as follows:

     (i) should Ferrovie dello Stato declare its final intention to participate to the Operating Company, each of the Founding Parties holding Remaining Equity shall be committed to transfer to Ferrovie dello Stato a pro rata of such Remaining Equity to reach the above mentioned (maximum of) 7% of the capital of the Operating Company;

     (ii) should Falck declare its final intention to participate to the Company, each of the Founding Parties holding Remaining Equity shall be committed to transfer to Falck a pro rata of such Remaining Equity to reach the above mentioned (maximum of) 2,5% of the capital of the Operating Company;

     (iii) should Edisontel declare its final intention to participate to the Company, each of the Founding Parties holding Remaining Equity shall be committed to transfer to Edisontel a pro rata of such Remaining Equity to reach the above mentioned (maximum of) 4% of the capital of the Operating Company;

     (iv) should Banca Popolare di Milano declare its final intention to participate to the Company, each of the Founding Parties holding Remaining Equity shall be committed to transfer to Banca Popolare di Milano a pro rata of such Remaining Equity to reach the above mentioned (maximum of) 1% of the capital of the Operating Company;

     (v) should Other Vehicle declare its final intention to participate to the Company, each of the Founding Parties holding Remaining Equity shall be committed to transfer to Other Vehicle a pro rata of such Remaining Equity to reach the above mentioned (maximum of) 10% of the capital of the Operating Company.

     Should Falck and Edisontel participate to the Operating Company, any transfer of shares between them shall be considered as a Permitted Transfer for the purpose of this Agreement (provided that such transfers shall not be made in violation of any ownership conditions of the Tender Regulations and/or of the License).

     It is also understood that the participation of any Additional Partners shall remain subject to the fulfilment of the following procedure and conditions:

     (i) any such participation of any Additional Partners shall not be contrary to the Tender Regulations;

     (ii) the prior written approval of all the Founding Parties is expressed with respect to the identity and equity participation of any Additional Partner, it being however agreed and understood that with respect to the identities and equity participation of the Additional Partners mentioned above under paragraph (a), (b), (c), (d) and (e) of this section, such approval is automatically expressed through the execution of this Association Agreement;

     (iii) the execution by each Additional Partner of this Association Agreement and of any other agreement existing between the Parties to this Association Agreement in relation to the Project.

     The shares transferred pursuant this section 5 shall be free and clear of any lien, pledge and encumbrance of any nature (except for any possible obligation related to increases of capital and/or for any other obligation agreed in this Agreement). Furthermore any transfer to the Additional Partners shall be executed on or before September 7, 2000 and the price shall be equal to the nominal value of the share capital of the Operating Company actually paid-up by the Founding Parties.

5.3 It is however agreed and understood between the Parties that in no case the Founding Parties may initially hold, following the transfer(s) under section 5.2 above, an initial Percentage Interest of less than the followings:

     Telefonica/Sonera                 44,8%
     Acea-Tel - Mixersei                 12%
     Banca di Roma                       11%
     Goldenegg                          3,2%
     Xera                                 4%
     e.Planet                           0,5%

     The Percentage Interest of Telefonica - Sonera will be hold in accordance with section 5.5 below.

     The above Percentage Interest of Acea-Tel - Mixersei will be split in accordance with section 5.6 below (1/2,12 Mixersei and 1,12/2,12 Acea-Tel).

     Should any Additional Partner decide not to participate the Operating Company, Acea-Tel/Mixersei, Banca di Roma and Goldenegg will be entitled to sell not later than September 8, 2000 to Telefonica/Sonera (who shall purchase) all or part of its remaining equity ("Remaining Equity" meaning the quota held by each of Acea-Tel/Mixersei, Banca di Roma, and Goldenegg in excess of the above percentages).

     The price shall be equal to the nominal value of the share capital of the Operating Company actually paid-up by the Founding Parties.

     The transfer of the applicable Remaining Equity to Telefonica/Sonera will immediately occur upon delivery of a notice of exercise of the above put option. The transfer of shares shall be implemented according to Italian Law. The Operating Company will provide the Parties with the appropriate share certificates for the convenient exercise of the put option.

     It is understood that should Sonera hold more than 20% of the capital of the Operating Company, Sonera will be entitled to sell to Telefonica as a Permitted Transfer the shares held by Sonera in excess of the above percentage.

     It is understood that the exercise of the put option by any of Acea-Tel and Mixersei shall be considered as exercise of the put option by both of them in the same proportion of the rate fixed for the merger pursuant to section
     5.6 below. At this purpose Acea-Tel and Mixersei grant each other with this Agreement the necessary power of attorney.

5.4 From the date of incorporation of the Operating Company up to September 11, 2000, the addition of any new partner (the "New Partner") shall be subject to the fulfillment of the following conditions:

     (i)     unanimous approval by the Founding Parties;

     (ii) such participation shall not be contrary to the Tender Regulations and the terms and conditions of the Licence;

     (iii)   such New Partner becoming a shareholder of the Operating Company;

     (iv) the execution by such New Partner of this Association Agreement, being understood that with the execution of this Agreement each additional partner shall become a Party to: (a) this Association Agreement or the Shareholders' Agreement; (b) any other agreement existing among the Parties to this Association Agreement in relation to the Project.

5.5 It is expressely agreed that Telefonica and Sonera shall exercise their voting rights as whole block, under the control of Telefonica.

     It is further expressely agreed that Telefonica and Sonera shall make their best efforts to hold their Percentage Interest in the Operating Company through a special Shareholding Company jointly owned by Telefonica and Sonera at least on a 60:40 basis respectively ("Telefonica/Sonera"), being understood that: (i) Telefonica and Sonera shall remain fully and solely responsible for the obligations of such special purpose vehicle under or in connection with this Association Agreement; (ii) such indirect ownership of the shares in the Operating Company is not in violation with any ownership conditions of the Tender Regulations, of the License and of any laws and/or any rules provided by any competent authorities.

     For the avoidance of doubt the commitment of Telefonica and Sonera to act as a whole block will be maintained also if the above special Shareholding Company will not be incorporated.

     Any alternative solution to the mentioned special Shareholding Company, jointly owned by Telefonica and Sonera at least on a 60:40 basis respectively, shall be subject to the approval by the other Founding Parties, which approval will not be unreasonably withheld or delayed.

     It is further acknowledged and agreed that any transfer of shares from Sonera to Telefonica (even in the special Shareholding Company) shall be considered as a Permitted Transfer for the purpose of this Agreement (provided that such transfers shall not be made in violation of any ownership conditions of the Tender Regulations and/or of the License and of any laws and/or any rules provided by any competent authorities).

     Sonera grants a call option to Telefonica whereby (a) Telefonica is obliged to buy and Sonera is obliged to sell its shares in the Operating Company; or (b) Telefonica shall cause that the participation of Sonera in the Operating Company be purchased by a third party, if any of the following events shall occur:

     (i) Sonera will be taken over by a Telefonica's competitor between the date hereof and the 12th of September 2000, or

     (ii) Sonera will be taken over by a Telefonica's competitor (including any party who is taking part to the Tender with other participants) during the period comprised between the 12th of September and the granting of the License, provided however that, if any take over is threatened over Sonera as a consequence of which the Authority may potentially require Sonera to exit from the Operating Company (should the change of control over Sonera prejudice the granting of the License), then from the date hereof, Sonera undertakes with Telefonica and the other Parties to adopt all such measures which will be deemed necessary to secure that its voting right in the Operating Company will be exercised by Telefonica until this situation has been duly solved.

     If after the granting of the License, a change of control over a participation controlled by Sonera occurs, as a consequence of which the Authority requires Sonera to exit from the Operating Company (comunicating that the change of control over Sonera will prejudice the maintainance of the License) Telefonica will have a call option and Sonera will have a put option over Sonera's participation.

     The further transfer of any share acquired by Telefonica through the application of the put option above will be considered as a Permitted Transfer.

     The price, terms, conditions and procedures to exercise the put and call option set out in the above paragraphs (i) will be agreed upon Telefonica and Sonera and (ii) shall be not in violation of any ownership conditions of the Tender Regulations and/or of the License.

5.6 The initial investment in the Operating Company on behalf of Atlanet will be made by the two merging companies, Mixersei and Acea-Tel, in the same proportion of the rate fixed for the merger (1/2,12 Mixersei and 1,12/2,12 Acea-Tel).

     The Parties further acknowledge and agree that, as of its incorporation, either (i) Atlanet, (ii) or a wholly owned Subsidiary of this company or
     (iii) if so decided among them, directly the two existing shareholders of Acea-Tel and those of Mixersei, shall succeed to Acea-Tel and Mixersei under this Association Agreement, thereby becoming a Party hereto as if it had been an initial signatory hereof. The Parties also acknowledge and agree that in the event that Atlanet is not incorporated on or before September 30, 2001, then Acea-Tel and Mixersei shall remain Parties to this Association Agreement with their respective shareholdings.

     It is understood that the merger between Acea-Tel and Mixersei and the consequent incorporation of Atlanet shall be considered, as well as any transfer of shares between them, as a Permitted Transfer for the purpose of this Agreement, provided that such transfers shall not be made in violation of any ownership conditions of the Tender Regulations and/or of the License.

     It is further agreed and understood that Acea-Tel and Mixersei shall be severally and not jointly liable under the Agreement.

     It is agreed and understood that under the Agreement Acea, Telefonica Data, Fiat and Ifil are not prevented nor limited to transfer their participation in Acea-Tel, Mixersei and/or Atlanet. It is understood that in the case of this section 5.6 (iii) Acea, Telefonica Data, Fiat and Ifil will be entitled to transfer their participation to another company of their respective groups as a Permitted Transfer.

5.7 It is also agreed and understood that any transfer of shares between Goldenegg and its associated company Discount Investment Corporation Ltd (a company organized under the Law of Israel and with registered office in Tel-Aviv) and/or their Affiliate and Subsidiary, shall be considered as a Permitted Transfer for the purpose of this Agreement (provided that such transfers shall not be made in violation of any ownership conditions of the Tender Regulations and/or of the License).

5.8 It is further agreed and understood that to any of the purposes expressed in this section 5, each of the Parties undertakes: (i) to comply with all the terms and conditions required under the applicable laws and/or any rules provided by any competent authorities; (ii) to obtain all necessary consents and approvals from the competent authorities.

5.9 For the purpose of this Agreement "Percentage Interest" means the aggregate number of shares of the Operating Company from time to time held by the shareholders of the Operating Company.

        SECTION 6 - INITIAL CAPITAL CONTRIBUTION OF THE OPERATING COMPANY

6.1 The Parties agree on a contribution of the Operating Company in the amount of 2.500 millions Euro (the "Initial Amount"), to be contributed in capital and premium ("SOVRAPREZZO") in the form agreed between them.

     Should the Bid be successful, the Parties shall be committed to fund such contribution of the Operating Company on a pro-rata basis, according to their respective Percentage Interest in the Operating Company as resulting in light of sections 5.2 and 5.3 and pursuant to the provisions under section 8.

     Without limiting such commitment and without prejudice to the provisions under section 8 below, the Parties will mutually decide whether to fund the activities of the Operating Company through one or more capital increases, debt financing, other means, or some combination thereof.

     To any of the above purposes, each of the Parties undertakes to comply with: (i) any applicable laws and regulations; (ii) all the terms and conditions required under the applicable laws and/or required under the applicable rules provided by any competent authorities; and (iii) to obtain all necessary consents and approvals of their respective board(s) and shareholders.

6.2 The Parties will support the guarantees required for the Bid in accordance with their respective Percentage Interests so that such guarantees will be available in accordance with the Tender Regulations.

     Should it be necessary, the Parties will provide the Bid deposit in accordance with their respective Percentage Interests so that such deposit will be available in accordance with the Tender Regulations.

     If there are any changes to the Parties respective Percentage Interests pursuant to sections 8.2 and 8.3 herein, their percentage amount of the guarantees and deposit will be adjusted accordingly after completion of the Auction (either by: repayment, if a Party has ceased to have a Percentage Interest, or by a variation to the extra funding obligations of that Party in respect of the balance of the License Price).


         SECTION 7 - STRUCTURE OF THE RELATIONSHIP AND CONDUCT OF THE BID

7.1 The preparation of the Bid shall be directed by a committee (the "Steering Committee"), which shall consist of four effective members, two members appointed by Telefonica/Sonera and one member appointed by each one of Acea-Tel-Mixersei, Banca di Roma.

     Notwithstanding the above, and exclusively for the purposes of deciding the Price to be offered by the Operating Company in the Auction, all the other Founding Parties and Additional Partners will be represented by one additional member of the Steering Committee jointly appointed by Xera, Goldenegg and e.Planet.

     Such additional members of the Steering Committee shall be granted by all the necessary previous instructions and written powers.

7.2 The Chairman of the Steering Committee shall be a member appointed by Telefonica/Sonera, which will consult with the other Parties prior to proposing any candidate for such position.

7.3 The Steering Committee shall manage the Parties' effort to obtain the License by considering any matter of concern to the Parties, including (i) the final approval of the business plans, budgets and network plans for the execution of the Project, (ii) the final approval of any of the Bid documents and offers to be submitted, (iii) the final approval of the Starting Expenses and any other Bid expenses to be assumed by the Operating Company, and (iv) any other decision and/or final approval related to the Bid.

     At its first meeting, the Steering Committee: (i) shall appoint among its members the three representatives of the Parties (the "Representatives") requested by the Tender Regulations for the Auction and (ii) shall agree a list of three independent professionals of recognized standing and reputation to be appointed and to act as arbitrators, pursuant to art. 1349 of the Italian Civil Code in any of the instances referred to in section
     7.6 below (the "Arbitrators").

7.4 The Representatives shall have the power of attorney for the Operating Company as requested by the Tender Regulations. To this purpose the Parties shall agree the draft of the power of attorney as soon as reasonably practicable following signature of this Association Agreement.

7.5 The Steering Committee shall appoint the project director of the Operating Company (the "Project Director"), upon the proposal of Telefonica/Sonera.

     The Project Director (i) shall have full authority for the development and submission of the Bid documents (the "Bid Offer") and (ii) shall organize and direct the activities of appropriate working groups (the "Working Groups") to complete the tasks delegated by the Steering Committee for the preparation of the Bid Offer. The Project Director shall be responsible for promptly keeping the Steering Committee informed of all important matters.

     For the purpose of this Agreement, "Bid Offer" shall mean the document(s) to be submitted on the second stage of the Tender, according to the Tender Regulations.

7.6  Each member of the Steering Committee shall have one vote.

     Save as provided in section 7.7 herein, the Steering Committee shall endeavour to make decisions by consensus.

     However, in the event of lack of consensus, decisions shall be taken on a majority basis, which majority shall include the positive vote of Telefonica/Sonera representatives as long as Telefonica/Sonera hold no less than 30% of the non-listed share capital of the Operating Company.

     It is further understood that:

     (i) in the event that the Steering Committee is not able to adopt a decision according to the principle contained in the precedent paragraph at any meeting, the Chairman will make every effort to resolve the difference between the Parties;

     (ii) in the event that the Steering Committee still cannot agree on such matter, the Parties will make every effort to resolve their differences as promptly as possible and without prejudice to the activities of the Working Groups, which shall continue as directed by the Project Director;

     (iii) in the event that a final decision has not been reached by the Steering Committee on any matter after votes at any two consecutive meetings, any

           Party may request the Chairman to call a meeting of the Steering Committee, which shall occur on a mutually agreed date within two days of such request (whose notice may be made by telefax or e-mail), in order to have a final vote on the matter (the "Final Vote");

     (iv) if the Steering Committee is not able to reach the decision through the Final Vote according to the special majority referred to herein, then the matter shall be submitted by any of the Parties to the Arbitrators who will promptly (and in any case not later then three working days upon their appointment) provide the Steering Committee with their decision.

           In order to permit the Arbitrators to decide promptly upon any question submitted to them by the Parties, they shall be provided by the Chairman of the Operating Company of any information requested and, in any case, of all relevant information in the hand of the members of the Steering Committee.

           Any decision of the Arbitrators shall be final and binding for the Parties, who irrevocably accept it and guarantee its application by the members of the Steering Committee, also pursuant to article 1381 of the Italian Civil Code.

7.7  Notwithstanding the foregoing, and in accordance with the provisions under section 8, the resolutions relating to the Price including the re-launches to be offered within the Auction and any resolution involving the payment of the Additional Funds shall be taken with the positive vote of the member of the Steering Committee proposing to offer the highest Price including the following re-launches.

     In the adoption of any such decision, each member of the Steering Committee shall clearly state the identity of the Bidding Parties (as defined below) proposing such highest Price and shall clearly indicate their respective Parties' positions in relation to the rights of dilution and/or put option conferred upon them pursuant to section 8.

7.8 It is understood that during the Auction, and unless otherwise provided by the Tender procedure, any decision of the Steering Committee upon the Price and any re-launches to be offered within the Auction shall be communicated to the Representatives in writing.

7.9 The Steering Committee and the Representatives shall function up and until the Tender process is completed, unless otherwise agreed by the Board of Directors of the Operating Company.

7.10 On or before the submission of the Bid Offer, the Parties shall submit to the Steering Committee for its approval all the expenses incurred by them to such date in relation to the Project. The expenses approved by the Steering Committee will be considered for the purposes of the Association Agreement as "Starting Expenses".

     The Steering Committee will consider, for this purpose, the investments, expenses borne by - and the existing contracts of - Dix.it, Acea-Tel and Telefonica. The Steering Committee will not include in good faith those Starting Expenses and existing contracts which are not connected to the development of the Project.

7.11 To conduct the Bid, the Parties shall maintain one office established in Rome.

7.12 Each Party undertakes at all times to comply (and ensure compliance by all relevant persons related to it for such purposes) with the Tender Regulations and to use its best efforts (through co-operation with the other Parties and otherwise) to ensure that the Bid is successful.


                         SECTION 8 - FUNDING OF THE BID

8.1 The Parties, through their respective representatives at the Steering Committee, will determine the amount to be offered by the Operating Company for the award of the License ("the Price").

     The Parties are committed to provide, on a pro-rata basis according to their respective percentage in the Operating Company, any necessary funds for the Operating Company: (i) to comply with the Tender Regulations and the License; (ii) to bear the Price, provided however that, where such funds are in excess of the Initial Amount, the procedure referred to in section 8.2 below shall apply.

8.2 Should any of the Parties decide (through their respective representatives at the Steering Committee) to offer, pursuant to the mechanism established in section 7.7 above, an amount higher than the Initial Amount:

     (a) the Parties will be entitled, jointly or severally, to provide any necessary additional funds (the "Additional Funds") for the Operating Company to bear such new price ("New Price"); in such case, each of the Parties who has agreed in writing to provide the Additional Funds ("Bidding Parties"), shall be committed to fund the Operating Company on a pro-rata basis, according to its respective Percentage Interests;

     (b) notwithstanding the provision under paragraph (a) above, if the New Price offered leads to an increase representing more than a percentage equal to 25% of the Initial Amount, any such Party ("Releasing Party") shall have the right either:

           (i) to release its quota of the Additional Funds, being the corresponding Percentage Interest of such Party diluted accordingly and proportionally; and/or

           (ii) to exit the Operating Company, in accordance with the provisions under section 8.3 below;

     (c) the same mechanism under paragraph (b) above shall apply, in every subsequent round (once the Initial Amount, plus the above 25%, has been exceeded) if the highest Price determined within the Steering Committee, pursuant to the mechanism established in section 7.7 herein, leads to an increase representing more than a percentage equal to 10% of the last Price accepted by any relevant Party in the previous round without dilution and/or exit. It is agreed and understood that the commitment of the Parties to provide any Additional Funds within the above percentage equal to 10% of the last Price accepted by each of them shall not be considered as an accepted Price for the application of a further 10% margin.

8.3 In the cases under section 8.2, paragraph (b) and (c), above, the following procedure shall apply:

     (i) The Releasing Party shall declare in writing (before the offering of each Price and/or re-launches by the Representatives) its intention to release its Additional Funds or its intention to release all its Percentage Interest;

     (ii) Any such dilution or withdrawal shall take place with effect from a date ("the Effective Date") within 45 business days following the termination of the Auction as allowed and permitted by the Tender Regulations and in any case in compliance with any relevant procedure or requirement which may be established by the Italian telecom regulator.

           With effect from the Effective Date and in order to achieve the equity structure resulting from the Auction, the Bidding Parties shall automatically, as the case may be: (a) purchase all or part of the shares in the Operating Company held by the Releasing Parties (which shall have the irrevocable obligation to sell) and which would be so diluted; and/or (b) should the funds be committed by way of subscription for additional equity, subscribe the required additional equity in order to dilute the Percentage Interest of the relevant Releasing Party or Parties as determined in the Auction.

           For the purpose of this paragraph the purchasing price to be paid for the shares in the Operating Company of the Releasing Parties, will be equal to the nominal value of the shares plus: (i) any premium paid-up by the Releasing Parties; and (ii) any cost suffered by the Releasing Parties with relation to provision of guarantees
           (required by the Tender Regulation or agreed between the Parties) or to commitment of such nature.

           It is hereby agreed and understood among the Parties that should the Operating Company decide to withdraw from the Auction at any given moment, the Operating Company will be liquidated, unless otherwise agreed among the Parties, according to the equity structure existing at the start of the Auction.

     (iii) It is understood that the transfer of any share shall be not in violation with any ownership conditions in the Tender Regulations and in the License and shall be compliant to any applicable law and regulation, being also obtained all the necessary approvals of the competent authorities.


                SECTION 9 - CORPORATE GOVERNANCE OF THE COMPANY

9.1 Unless otherwise required by the applicable legislation, the Shareholders' Meeting shall take its resolutions by simple majority of the shares present or represented at such meeting.

     However, a number of major decisions, including all the decisions to be adopted by the Extraordinary Shareholders' Meeting, will require a reinforced majority of 75% for approval, as it will be further detailed in the Shareholders' Agreement.

9.2 The Operating Company's affairs shall be managed by a Board of Directors (the "BoD") composed of a maximum of ten directors (the "Directors") appointed by the shareholders' meeting.

     The Parties will cause that the right to nominate a member to the Board of Directors shall be conferred to any Party holding individually or jointly a minimum Percentage Interest of 10% in the Operating Company.

     As a consequence hereof, each of the Parties ceasing to hold individually or jointly a minimum Percentage Interest of 10% in the Operating Company shall cause one of its appointed nominee within the BoD to resign in order to permit the appointment of a BoD member by the other Party entitled thereto.

     In any case, the Parties will cause the Operating Company's by-laws to contain suitable provisions to give effect to the foregoing arrangements by providing that directors will be elected by a system of lists presented by the shareholders (as specified in more detail in the Shareholders' Agreement).

9.4 The BoD will take its resolution with the simple majority of such present members of the BoD having voting rights. However, a number of key decisions shall require a reinforced majority of seven members for approval as stated in Exhibit B attached herein.

     Without prejudice to the above, it is understood and agreed by the Parties that, as a general principle, any matter related to the management of the Operating Company, apart from those matters delegated to the Chairman and the Chief Executive Officer in accordance with section 10 below, shall be submitted to the BoD's approval, or to the approval of the shareholders' meeting if so required by any applicable laws.

9.5 The Parties shall use their best efforts so that the first Board of Auditors of the Company shall be composed as follows: one effective member and one substitute appointed by Telefonica/Sonera and the remaining two effective members, including the President, plus one substitute, jointly appointed by the other Founding Parties.

9.6 The Board of Directors and the Shareholder's Meeting shall make every reasonable effort to reach agreement on any relevant decision as expeditiously as possible.

     In the event where a common position cannot be determined ("Deadlock") among the members either in the Board of Directors or in the Shareholder's Meeting a second meeting will be held within seven days.

     In case of persisting disagreement at the BoD and/or the Shareholder's Meeting, the Directors shall refer the dispute to the CEO or other appropriate Principal Executive Officer of the Parties, being the highest representatives of its respective nominating corporations (the "Designated Officers").

     The Designated Officers shall within a period of 3 (three) weeks from the Directors' failing to agree on any issue meet to discuss the matter so referred with the intention of reaching an amicable solution.

     If agreement is not reached among the Designated Officers, or at any given meeting of the Shareholders' General Assembly, the dispute shall be then referred to the CEO or other appropriate Principal Executive Officer, being the highest representatives of the ultimate parent corporation of each one of the relevant Parties (the "Highest Representatives").

     The Highest Representatives shall, within a period of 4 (four) weeks from the Designated Officers' or the General Assembly's failing to agree on any issue, meet to discuss the matter so referred to them with the intention of reaching an amicable solution.

     The final decision (whether common or not) shall be adopted in any case by the Shareholder's Meeting.

9.7 If no solution is reached in relation to a material decision after following the procedure mentioned above the following principle shall apply (as long as Telefonica/Sonera hold a Percentage Interest of no less than 30% of the non-listed share capital of the Operating Company):

     (a) the Parties causing the deadlock, being, for the avoidance of doubt, those Parties objecting Telefonica/Sonera's position, shall either
           (i) sell its Percentage Interest to the Telefonica/Sonera, which shall be obliged to buy or to sell it to a third Party; or (ii) reconsider the vote that caused the disagreement;

     (b) the Price per share shall be previously defined by one of the independent experts listed in Exhibit C jointly appointed by Telefonica/Sonera and the Parties causing the deadlock.

9.8 If no solution is reached in relation to a non-material decision after following the procedure mentioned above, the Highest Representatives may, at their discretion, collectively agree to refer the dispute to arbitration in accordance with clause 20.2 herein.


                         SECTION 10 - SENIOR MANAGEMENT

10.1 The Operating Company shall have one Chairman and a Chief Executive Officer ("CEO").

10.2 The Parties agree that the chairman of the BoD (the "Chairman") shall be proposed by unanimous agreement of the local Founding Parties (as long as they hold jointly more than 30% of the non-listed equity capital of the Operating Company) for approval by the BoD, which approval will not be unreasonably withheld or delayed.

     The Chairman shall chair the BoD's meetings and shall be responsible for all institutional affairs, external relations and press office, and auditing matters relating to the activities of the Operating Company and shall be vested with all necessary powers in order to represent the Operating Company vis-a-vis third parties, along the relevant delegation of powers by the BoD.

10.3 The Parties agree that the chief executive officer (the "CEO") shall be proposed by Telefonica/Sonera, and approved by BoD, which approval will not be unreasonably withheld or delayed

     The CEO shall have the competence to carry out the day to day management of the Operating Company pursuant to the BoD decisions and shall be vested with all necessary powers in order to represent the Operating Company vis-a-vis third parties.

10.4 The CEO will submit candidates, from those proposed by any shareholder, for all the executive positions within the Operating Company. The five top management positions will be submitted for approval to the Human Resources Committee.

10.5 The BoD will delegate certain specific matters to specialised committees, without limiting or reducing the competences of the CEO, which will be further detailed in the Shareholders' Agreement. All the relevant matters to be submitted to any specialised committees will be presented by the management of the Operating Company.

     Such committees will submit the decisions on the issues of their respective competences to the consideration and possible approval of the BoD.

     The specialised committees will be:

     (i) the Planning Committee, which will be in charge of reviewing the annual budget, the business and strategic plan of the Operating Company, and to submit any such documents for their approval by the BoD;

     (ii) the Procurement Committee, which will be in charge of reviewing the offers of any relevant supplier and/or vendor to the approval by the BoD;

     (iii) the Human Resources Committee, which will be in charge of evaluating by the proposed candidates for the top management positions and their compensation to the BoD for final approval.

     Each of the Planning Committee, the Procurement Committee, and the Human Resources Committee shall consist of three members among the Directors of the Operating Company and shall be appointed by the BoD.

     The specialised committees will take their resolutions by simple majority.


                         SECTION 11 - TRANSFER OF SHARES

11.1 With reference to any transfer of shares, the Parties agree to the following principles:

     (a) FIRST PHASE (between September 10, 2000 until the expiration of one year from the date of award of the Licence): unless otherwise provided by the Tender Regulations or by the License, and without prejudice to the provisions under sections 5, 8 and 9.6 above ("Permitted Transfer"), no voluntary share transfers shall be allowed during a period of one year from the date of award of the Licence (the "Lock-up Period").

     (b) SECOND PHASE: except in case of bona fide public offering through any Stock Exchange or in the case of a permitted transfer according to clause 11.2 herein, following the expiration of the Lock-Up Period, each Party ("Offeror Party") will be entitled to dispose, directly or indirectly (through special purpose vehicle), of all or part of its equity participation in the Operating Company (the "Available Interest") provided that the other Parties shall be granted with a right of first offer, according to the following terms:

          - The Price per Share shall be defined by an independent expert appointed by the Offeror Party from the firms listed in Exhibit C;

          - Any Offeree Party shall have the right, on an offer-round basis, exercisable by giving notice in writing to the Offeror Party within ten days ("Acceptance Period") to declare its irrevocable intention to purchase the Available Interest;

          - The Offeror Party shall transfer the Available Interest to the any Offeree Parties, if relevant acceptance notice is received in the Acceptance Period;

          - In the event no acceptance notice is received in the Acceptance Period from any of the Offeree Parties, the Offeror Party will have the right to sell the Available Interest to any third party at a price per share equal or higher to the price determined in the Sale Notice and on analogous terms and conditions to those established in the Sale Notice;

          - If no such sale is completed by the Offeror Party within 90 days following the expiration of the Acceptance Period, the Offeror Party shall be required, before transferring any of its Available Interest, again to offer such Available Interest to the Offeree Party following the same procedure and conditions established herein, and such process shall be repeated so often as any party desires to transfer any Available Interest in the Operating Company.

11.2 It is nevertheless understood that each Party may always transfer its percentage in the Operating Company (and/or the right to acquire such initial percentage) to one of its Affiliates or Subsidiaries without compliance with the right of first offer contained in section 11.1 above, paragraph (b), provided in any case that:

     (i) such transfer will not violate the terms of the Tender Regulations and the License or other applicable laws and regulations;

     (ii)  each transferee shall promptly execute this Association Agreement;

     (iii) the transferring Party shall procure that any transferred initial percentage are transferred back if the transferee ceases to be an Affiliate or a Subsidiary; and

     (iv) any such transfer (other than a transfer to a 80%-owned - calculated on the ordinary share capital - Subsidiary or Affiliate) shall be subject to the consent of the other Parties (such consent not to be unreasonably withheld or delayed).

     For the purpose of this Agreement: (i) "Affiliate" means, in respect of any Party, the ultimate holding company of that Party, and any subsidiary of that Party or that Party's ultimate holding company (save that no Party shall be considered to be an Affiliate of any other Party); (ii) "Subsidiary" of any Party means a company in which that Party holds the majority of the shares or voting rights or it falls within the condition for the preparation of the consolidated accounts pursuant article 1 of Directive 83/349/EEC.

11.3 It is understood between the Parties that no Party shall create, incur, assume or permit to exist any lien on all or any part of its Percentage
     Interest: (i) except with the consent of all and no less than all of the other Parties, and (ii) except for the purpose of guarantying any loans necessary to finance the payment of the license price, unless otherwise established by the Tender or License Regulations.

11.4 For the purpose of this section 11 the terms "transfer" shall mean any transaction, also without valuable consideration - including sale, gift, exchange, contribution to a company, succession by merger - which results in the transfer to any third party of the ownership or ownership rights or real rights to shares of the Operating Company or to the attribution to any third party of any right to purchase shares of the Operating Company.


                         SECTION 12 - CHANGE OF CONTROL

12.1 Should at any time during this Agreement a material change to the structure of the capital of the Operating Company occur, all the Parties shall mutually negotiate in good faith the appropriate changes to any corporate governance of the Company expressed in the sections above, with the aim to guarantee in any case: (i) to the majority shareholders the conduction of the Company; and (ii) to the minority shareholders a fair and suitable involvement in the board representation and management.

     For the purposes of this section "material change" means either: (i) Telefonica/Sonera holding less than 30% of the non-listed capital of the Operating Company; or (ii) one shareholder controls 55% or more of the capital of the Operating Company.

12.2 Should Telefonica/Sonera decide to sell all or a substantial part of its Percentage Interest in the Operating Company, then it shall have the obligation (without prejudice of section 11 above and being understood that any transfer is not in violation with any ownership conditions of the Tender Regulations, of the License and of any laws and/or any rules provided by any competent authorities, being also obtained all the necessary approvals of the competent authorities) to sell such Percentage Interest to another telecommunications operator in order to ensure that the Operating Company will continue to have the necessary support in order to comply with the terms and conditions of the Licence.

     For the purpose of this section "substantial part of the Percentage Interest" will mean a participation which bears by itself the possibility to control the rights linked to such Percentage Interest.


             SECTION 13 - BUSINESS OF THE OPERATING COMPANY

13.1 The business of the Company shall be: (i) the operation of the UMTS License and particularly (ii) the creation, development, operation and provision of UMTS networks and services.

     The Parties shall procure that the Company carries on its business in accordance with the terms of this Agreement. It is in any case understood that new business of the Company and/or any change in nature of the business of the Company shall be approved in accordance with the reinforced majority provided under sections 9.1 and 9.4 above.

13.2 Any commercial relationship between the Operating Company and either a Party or its respective Affiliates and/or Subsidiaries shall be concluded at arm's length conditions.

     If the Operating Company requires goods and/or services (including financial) and either Party (or any of its Affiliates) is willing and able to provide such goods and/or services, the Operating Company shall offer such Party first option to provide such goods and/or services (including financial) to the Operating Company. In the event that more than one Party is willing and able to supply such goods and/or services (including financial), the Operating Company shall analyse and decide, on a case-by-case basis, the most favourable proposal among the Parties.

13.3 It is nevertheless understood that the Parties shall make their best efforts in order to make available to the Operating Company, whatever assets, products, or services of value for the Operating Company, in particular sites, and sales and distribution outlets they might be able to provide, receiving the appropriate consideration on arm's length competitive terms and prices. Such provision shall be made on terms of the maximum priority, to the extent that arm's length competitive terms and prices are satisfied and such priority shall not contravene any Party's existing undertakings or commitments vis-a-vis any third party, including Italian regulatory authorities, or/and does not violate any applicable regulation.

13.4 The Operating Company will consider the opportunity to utilise synergies deriving from the participation of any of the shareholders in other European UMTS Companies.

     In particular, management will consider with priority the opportunity to adopt technical platforms and systems recommended by Telefonica's representative(s) in the BoD.

13.5 The Parties further acknowledge that it is in the Operating Company's best interest that all the products and services developed and provided by it be marketed and sold under the brands and trade names most suitable to the Italian market.

                       SECTION 14 - NON-COMPETE PROVISION

14.1 The Parties and any of their Affiliates and/or Subsidiaries, for so long as they hold any shares of the Operating Company and for an additional period of one year thereafter, shall treat the Operating Company as their sole vehicle in Italy for the installation and exercise of telecommunication mobile system as permitted by the Licence. For the avoidance of doubt, no Party shall be entitled to apply for a mobile telecommunications services license in Italy without the previous consent of the Operating Company's Board of Directors by the reinforced majority of section 9.4.

     The restriction contained herein shall not affect or prohibit the acquisition or holding by any Party of any participation in a public-traded company (operating an Mobile Telecommunications License and/or Mobile Telecommunications Network and/or Mobile Telecommunication Services), provided that such participation shall not imply any right of control or the direct involvement of such Party in the board representation and management of such public-traded company.

     No provision of this agreement shall be construed to prevent: (i) the operation by any Party of fixed telecommunications networks and the provision of fixed telecommunications services; (ii) the operation by any Party of satellite telecommunications networks including mobile-satellite telecommunication networks, and the provision of satellite telecommunications services including mobile-satellite telecommunication services; (iii) the development and provision by any Party of technologies and/or applications connected with the provision of Mobile Telecommunications Services or the operation of Mobile Telecommunications Network; (iv) the development and provision by any Party of any sort of contents and/or internet portals, even if accessible through the

     Mobile Telecommunications Network; (v) the development and provision, directly or through any third parties, even through commercial relationship, of any vehicle infomobility system and services (accessible also through any third party's telecommunication networks) by companies of the Fiat group; (vi) the development and provision, directly or through any third parties, even through commercial relationship, of any virtual banking service (accessible also through any third party's telecommunication networks) by companies of the Banca di Roma group and Banca Popolare di Milano group.

     Nothwithstanding the above:

     - any Party shall be entitled to distribute and market the Operating Company's services on arm's length competitive terms and conditions. Any Party interested in distributing the Operating Company's mobile services will need to execute the relevant Distribution Agreement with the Operating Company, which will regulate all the required commercial factors, including invoicing, endorsement of the brand and customer care;

     - should the Operating Company reach or wish to reach an agreement with an enhanced service provider, then any of the Parties will be entitled to negotiate and reach similar agreements according to market conditions in accordance with the above section 13.3;

     - should any Party wishes to develop a new specific UMTS service, it shall with priority develop it jointly with the Operating Company; in case of failure to do so the relevant Party will be free to develop it by itself.

     It is understood that any of the above provisions and/or restrictions shall not be construed in prejudice to any pre-existing and undertakings and/or commitments of the Parties in relation to third parties. Such undertakings and/or commitments will be declared within ten days from the signature of this Agreement.


                       SECTION 15 - LISTING OF THE COMPANY

15.1 The Parties intend, at the earliest possible date following the commercial launch of the UMTS telephony services and in any event within two years after the date of launch of such services, to list the shares of the Operating Company on one or more appropriate stock exchange (the "Initial Listing"), depending upon market conditions and technical and commercial viability.



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     It is understood that the Initial Listing: (i) shall be made on the terms and conditions set forth herein and on further terms and conditions to be mutually agreed by the Parties; (ii) shall be not in violation whit the Tender Regulation and the License.


                          SECTION 16 - CONFIDENTIALITY

16.1 Each party shall treat as confidential all information obtained as a result of negotiating and entering into this Association Agreement or, in the case of a shareholder, through its interest in the Operating Company, and which relates to:

     (i)     the provisions of this Association Agreement;

     (ii)    the negotiations relating to this Association Agreement;

     (iii) the Operating Company or its business or assets including, without limitation, its conduct of the Bid and information relating to the terms of the proposed exploitation of any Licence granted to it.

     Each Party shall not disclose any such confidential information to any person other than members of its group, its directors, employees, advisors and agents for the purpose of evaluating the transaction contemplated hereby, provided that each Representative is informed of the confidential nature of such information and agrees to treat such information confidentially on the basis set forth herein.

     Notwithstanding the foregoing, any Party may disclose such confidential information:

     (i) if and to the extent required by law or for the purpose of any judicial proceedings;

     (ii) if and to the extent required by any securities exchange or regulatory or governmental body to which that Party or any member of its group is subject, wherever situated whether or not the requirement for information has the force of law;

     The above restrictions contained shall continue to apply to each Party for an additional period of two years after termination of this Association Agreement.

16.2 The Parties shall mutually agree on the form and content of any public announcement which shall be made concerning the subject matter of this


                                      30
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     Agreement and no Party shall make any such public announcement without the consent of the other, provided that nothing herein shall prohibit any Party from making any public announcement or disclosure required by law or the policy of any stock exchange on which their respective securities are listed and that the Party obligated to make such announcement or disclosure shall first agree on the form and content thereof prior thereto.


                           SECTION 17 - MISCELLANEOUS

17.1 Each Party agrees to supply all national and/or EU authorities with information necessary to obtain any necessary approvals and use all reasonable efforts to comply with any requests of national and/or EU authorities as conditions to receipt of any necessary approvals.

17.2 Save as provided in section 11.2 herein, this Association Agreement is personal to the Parties and may not be assigned or transferred in whole or in part by one Party (not even in the framework of the assignment of a company or company branch) without the consent of the other Parties.

17.3 If one of the provisions of this Association Agreement (or of the Shareholders' Agreement) is declared invalid, the Parties will be exempted from the obligations deriving from such provision, but only limited to the part of the clause that has been declared invalid. In such event however the Parties undertake to negotiate in good faith a new clause which has economic and legal effects as close as possible to the provision that has been declared invalid.

17.4 No failure or delay in exercising any right under this Association Agreement shall operate as a waiver hereof and no variation shall be effective unless in writing and signed by all of the Parties.

17.5 If according to the provisions of this Agreement or the Services Agreements, either parties is required to give its consent, approval, acceptance or similar action, such action will not be unreasonably refused or delayed. Regardless of the above, whatever consent, approval, acceptance or similar action of one of the parties will not imply a waiver to that party's rights pursuant this Agreement nor will it free the other party from its liability under this Agreement.

17.6 Neither of the Parties undertakes, as a consequence of this Association Agreement or otherwise, to bear legal or contractual obligations of the other party or to assume liability for the other Party's business.



                                      31
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17.7 This Association Agreement cancels and supersedes all prior oral or written agreements or understandings between or among any of the Parties concerning the subject matter hereof. Without prejudice to section 7.10 above, the Parties hereby agree that all prior existing agreements in respect of the carrying out of the Project will be promptly terminated after the execution of this Association Agreement.

17.8 The Parties mutually agree that (unless otherwise agreed between themselves in writing) they shall be responsible, respectively, for all of their own costs incurred in the negotiation of this Agreement. Any possible notarisation fees shall be borne among the Parties on an equal basis.

17.9 Subject to compliance with Italian law regarding capitalization requirements, and with the Tender Terms and conditions and the License, the Parties intend that, unless otherwise agreed, funding will provided on the basis of a debt to equity ratio of 60:40.


                              SECTION 18 - NOTICES

18.1 Notices and other communications from one Party to another Party shall be in writing in the English language and shall be delivered at least by telefax to the address to be communicated in writing.


                        SECTION 19 - TERM AND TERMINATION

19.1 This Association Agreement shall enter into force once it has been executed by all Parties and shall automatically terminate upon execution by the Parties of the Shareholders' Agreement.

19.2 The Parties may terminate this Association Agreement by unanimous agreement.

19.3 Should the Licence not be awarded to the Operating Company, any Party should have the possibility to terminate this Association Agreement (and/or the Shareholders' Agreement). In such case, the Parties shall also cause the liquidation of the Operating Company as soon as practicable.


                 SECTION 20 - GOVERNING LAW AND DISPUTE

20.1 This Association Agreement, the subsequent Shareholders' Agreements and the rights and obligations of the Parties will be governed by, construed with and enforced in accordance with Italian law.

20.2 Any possible dispute relating to the interpretation, performance and termination of this Association Agreement (or of the Shareholders' Agreement), shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules.

     The place of arbitration shall be London, the language of arbitration shall be English. However, Italian law shall apply also with respect to procedural rules of the arbitration.

     In case of any dispute, it is understood and agreed that provided that their positions are not conflicting: (i) Telefonica and Sonera are to be considered as one party; (ii) equally Acea-Tel and Mixersei are to be considered as one party.


                            SECTION 21 - COUNTERPARTS

21.1 This Agreement may be executed through exchange of signed faxes, all of which, taken together, shall constitute one and the same Agreement,


        in withness whereof each Party as caused this Association Agreement to be executed by its duly authorized representative




Date:                                         Date:
       ---------------------------                   ---------------------------
Signature:                                    Signature:
           -----------------------                       -----------------------
Company:                                      Company:
         -------------------------                     -------------------------




Date:                                         Date:
       ---------------------------                   ---------------------------
Signature:                                    Signature:
           -----------------------                       -----------------------
Company:                                      Company:
         -------------------------                     -------------------------




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

Date:                                         Date:
       ---------------------------                   ---------------------------
Signature:                                    Signature:
           -----------------------                       -----------------------
Company:                                      Company:
         -------------------------                     -------------------------





Date:                                         Date:
       ---------------------------                   ---------------------------
Signature:                                    Signature:
           -----------------------                       -----------------------
Company:                                      Company:
         -------------------------                     -------------------------

















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                                    EXHIBIT A


                           LIST OF ADDITIONAL PARTNERS

                                    EXHIBIT B


     (i) any proposal to be submitted by the Board of Directors to the extraordinary Shareholders' meeting of the Company;

     (ii)   any decision relating to a change in nature of the Business;

     (iii) any decision relating to a proposed merger, spin off, partial contribution of assets by the Company, dissolution and/or liquidation of the Company;

     (iv) approval of the long term Business Plan, annual Budgets, Strategic Plan of the Company and any amendments thereto;

     (v)    any decision relating to a distribution of dividends;

     (vi) any establishment, transfer or dissolution of subsidiaries of the Company;

     (vii) any contract to be entered into with the Parties and/or their Affiliates and/or Subsidiaries;

     (viii) any proposal regarding commercial agreements with service providers and mobile virtual operators;

     (ix)   appointment of statutory auditors of the Company;

     (x) approval of any expenditure or investments in an amount exceeding what have been established in the then-effective budget;

     (xi) approval of incurrence of debt or guarantees in an amount which exceeds what have been established in the then-effective budget.






                                      36

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                                    EXHIBIT C

                           LIST OF INDEPENDENT EXPERTS


(a)  Mediobanca s.p.a.

(b)  Lehman Brothers Inc.

(c)  Goldman Sachs

(d)  Donaldson Lufkin & Jenrette

(e)  Deutsche Bank

(f)  UBS Warburg

(g)  JP Morgan


























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